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                                                                    Exhibit 99.2




FOR:      FOG CUTTER CAPITAL GROUP INC.

CONTACT:  Fog Cutter Capital Group Inc.
          (503) 721-6500             Andrew A. Wiederhorn, Chairman and CEO
          (503) 721-6500             Lawrence A. Mendelsohn, President, or
          (503) 721-6500             R. Scott Stevenson, Chief Financial Officer


FOR IMMEDIATE RELEASE

      FOG CUTTER CAPITAL GROUP INC. ANNOUNCES CHANGES TO BOARD OF DIRECTORS

PORTLAND, Ore.--October 30, 2001- Fog Cutter Capital Group Inc. (Nasdaq: FCCG), an opportunistic investment group specializing in mortgage and real estate related assets, has announced the appointment of three new directors, Don H. Coleman, David Dale-Johnson and K. Kenneth Kotler. The appointments were made to expand the size of the Board and to fill vacancies created by the resignation of director Pat Terrell and the earlier resignation of director David Egelhoff. Both Mr. Egelhoff and Mr. Terrell had served as directors for more than three years, and resigned for personal and business reasons.
Mr. Terrell and his family remain significant shareholders.

Fog Cutter Capital Group Inc. wishes to thank Messrs. Terrell and Egelhoff for the years of service they have devoted to the Company. Their active board participation and business experience helped Fog Cutter survive during a period of difficult economic circumstances within its industry. The former directors were instrumental in developing the Company's strategic plan, which was unanimously approved and adopted by the Board earlier this year and which the Board is now poised to implement. The Company wishes them well as they pursue their other business interests.

The new directors will join Andrew Wiederhorn, Lawrence Mendelsohn and Jordan Schnitzer on the Board.

Don H. Coleman is a partner and Vice President of International Communication Technologies Inc. ("ICT Group"), which invests in private telephone service provider companies in foreign countries. Mr. Coleman is also Chief Operating Officer of Eagle Telephonic Inc. ("Eagle"), a designer and manufacturer of telephonic switches. ICT Group is a significant investor in Eagle. Mr. Coleman is also a director of Fabricated Metals, Inc. and has previously served as a director of Aster Telesolutions, Inc., Wilshire Financial Services Group Inc. and First Bank of Beverly Hills, FSB.

David Dale-Johnson is a professor and the Director of the Program in Real Estate at the Marshall School of Business of the University of Southern California. Mr. Dale-Johnson also currently serves as a director of LECG, Inc., a litigation consulting firm, and is a

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former director of Wilshire Financial Services Group Inc. and First Bank of
Beverly Hills.

K. Kenneth Kotler is an attorney, specializing in commercial debt collection matters. He has been a sole practitioner since 1991. He has previously served as a director of Girard Savings Bank, FSB and First Bank of Beverly Hills, FSB.


Fog Cutter Capital Group Inc. focuses on the acquisition of assets where its expertise in intensive asset management, mortgage and real estate credit analysis and financial structuring can create value. The Company invests primarily in the following types of assets:

       o      mortgage-backed securities,

       o      mortgage loans,

       o      equity and debt of real estate companies, and

       o      other real estate-related investments.


FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release, which are not identified as historical, should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include but are not limited to, the real estate market, the availability of real estate assets at acceptable prices, the availability of financing, interest rates, and European markets. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. Readers of this release should consider these facts in

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evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.